UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2010
U.S. BANCORP
(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (651) 466-3000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective January 19, 2010, the board of directors (the “Board”) of U.S. Bancorp approved an amendment to Article II of U.S. Bancorp’s Amended and Restated Bylaws to require the Secretary of U.S. Bancorp, subject to certain limitations, to call a special meeting of stockholders upon written request to the Secretary by stockholders of record of at least twenty-five percent (25%) of the voting power of the outstanding stock of U.S. Bancorp entitled to vote on the matter or matters to be brought before the proposed special meeting. U.S. Bancorp’s Amended and Restated Bylaws previously did not allow stockholders to call a special meeting.
In addition to the amendments described above, the amended Bylaws make other non-substantive changes that were primarily related to the new provisions. This summary is qualified in its entirety by reference to the Amended and Restated Bylaws, as so amended, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

3.2	Amended and Restated Bylaws of U.S. Bancorp.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP
By:	/s/ Terrance R. Dolan
Terrance R. Dolan
Executive Vice President and Controller
Date: January 20, 2010

EXHIBIT INDEX

Exhibit
Number	Description

3.2	Amended and Restated Bylaws of U.S. Bancorp.

4